UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 23, 2008

Date of Report (Date of earliest event reported)

Commission File Number	Exact Name of Registrant as Specified in Its Charter; State of Incorporation; Address of Principal Executive Offices; and Telephone Number	IRS Employer Identification Number
1-16169	EXELON CORPORATION (a Pennsylvania corporation) 10 South Dearborn Street P.O. Box 805379 Chicago, Illinois 60680-5379 (312) 394-7398	23-2990190

333-85496	EXELON GENERATION COMPANY, LLC (a Pennsylvania limited liability company) 300 Exelon Way Kennett Square, Pennsylvania 19348-2473	23-3064219
(610) 765-5959

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignations and Promotions of Officers

On September 23, 2008, Christopher M. Crane was elected President and Chief Operating Officer of Exelon Corporation (Exelon) and President of Exelon Generation Company, LLC (Generation), where he was already serving as Chief Operating Officer. John W. Rowe was elected as Chairman of Generation. Charles M. Pardee was elected as President of the Exelon Nuclear division of Generation, where he already served as Chief Nuclear Officer. In conjunction with these new positions, Mr. Rowe resigned as President of Exelon (where he remains Chairman and Chief Executive Officer), and he resigned as President of Generation, while Mr. Crane relinquished his position as Executive Vice President of Exelon. Information regarding the identity, family relationships, and business experience of these officers was disclosed in the Annual Report on Form 10-K. In connection with his promotion, Mr. Crane’s base salary was increased to $800,000, his target for annual incentives was increased to 75%, his target for stock options was increased to 35,000 (no additional options were granted to him), and his target for performance shares was increased to 15,000.

Election of Director

As previously reported, on July 29, 2008, the Exelon board of directors appointed John A. Canning, Jr., as a director. On September 23, 2008 the board of directors appointed Mr. Canning to the Audit and Compensation committees.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amendment to Bylaws of Exelon Corporation

On September 23, 2008 the board of directors amended the bylaws of Exelon.

The bylaw provisions regarding director nominations (Article IV, Section 4.02(b) and (c)) and the bylaw provisions regarding advance notice of other shareholder proposals (Article III, Section 3.05(b)(1)) were amended in order to:

(i)	expressly state that the advance notice requirements set forth therein apply to all director nominations and other shareholder proposals, whether or not such nominations or proposals are to be included in Exelon’s proxy statement;

(ii)	allow Exelon to inform other shareholders as to the true nature of a shareholder proposal, and for the Board to make a recommendation on such a proposal, to require the shareholder proponent (and those on whose behalf the proposal is made) to disclose fully all ownership interests, including derivatives, hedged positions and other economic and voting interests; and

(iii)	require the shareholder proponent to make a representation as to whether the shareholder has any intention of delivering a proxy statement to other shareholders.

The bylaw provisions regarding director nominations (Article IV, Sections 4.02(b) and (c)) were amended in order to:

(i)	require nominees, the shareholder making the nomination, the beneficial owner on whose behalf the nomination is being made and any other person(s) on whose behalf the nomination is being made, to make representations that they do not have, nor will they have, any undisclosed voting commitments, or other arrangements, to each other or any other persons, with respect to their actions; and

(ii)	add language which makes it clear that the requirement of advance notice of director nominations by shareholders will not be satisfied by any notice of meeting or proxy statement sent or filed by Exelon.

The majority voting standard for the election of directors (Article IV, Section 4.02(e)) was amended to provide that, once the determination is made by the Board that there is a contested election, the plurality voting standard remains in place even if there is no contested election at the time of the shareholders meeting.

Section 9 – Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Exelon Corporation Amended and Restated Bylaws

* * * * *

This combined Form 8-K is being furnished separately by Exelon and Generation (Registrants). Information contained herein relating to any individual Registrant has been furnished by such Registrant on its own behalf. No Registrant makes any representation as to information relating to any other Registrant.

This Current Report includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, that are subject to risks and uncertainties. The factors that could cause actual results to differ materially from these forward-looking statements include those discussed herein as well as those discussed in (1) Exelon’s 2007 Annual Report on Form 10-K in (a) ITEM 1A. Risk Factors, (b) ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) ITEM 8. Financial Statements and Supplementary Data: Note 19; (2) Exelon’s Second Quarter 2008 Quarterly Report on Form 10-Q in (a) Part II, Other Information, ITEM 1A. Risk Factors and (b) Part I, Financial Information, ITEM 1. Financial Statements: Note 12; and (3) other factors discussed in filings with the Securities and Exchange Commission by the Registrants. Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this Current Report. None of the Registrants undertakes any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this Current Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXELON CORPORATION
EXELON GENERATION COMPANY, LLC

/s/ Matthew F. Hilzinger
Matthew F. Hilzinger
Senior Vice President and Chief Financial Officer
Exelon Corporation

September 25, 2008

EXHIBIT INDEX

Exhibit No.	Description

3.1	Exelon Corporation Amended and Restated Bylaws